UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:

☐	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-12
ANHEUSER-BUSCH COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)
INBEV S.A.

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

On July 8, 2008 InBev S.A. delivered the following letter to JoBeth G. Brown, the Vice President and Secretary of Anheuser-Busch Companies, Inc.:

                    July 8, 2008
Ms. JoBeth G. Brown
Vice President and Secretary
Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, MO 63118
          Re: Request to Fix Record Date
Dear Madam:
          I hereby notify you, that as the stockholder of record of 100 shares of common stock, par value $1.00 per share, of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), InBev NV/SA, a company organized under the laws of Belgium (the “Stockholder”), intends to solicit written consents (the “Solicitation”) from the stockholders of the Company, amongst other things, to remove the Company’s current directors and elect certain nominees of the Stockholder to the Board of Directors of the Company (the “Board”).
          The Stockholder, pursuant to Section 6:9.2 of the bylaws of the Company, as amended and restated on June 26, 2008, hereby requests that the Board fix a record date to determine which stockholders will be entitled to consent in the Solicitation.
          Please promptly, upon the Board adopting a resolution to fix a record date, advise the Stockholder’s counsel, Francis J. Aquila (telephone: 212-558-4048) of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, of the record date the Board has fixed.

Very truly yours,

InBev NV/SA

By	/s/ Felipe Dutra

	Name:	Felipe Dutra
	Title:	Chief Financial Officer

This communication is not a substitute for the solicitation statement (the “Consent Solicitation Statement”) and/or other related documents InBev would file with the SEC in connection with its solicitation of written consents to, among other things, remove and replace Anheuser-Busch’s board of directors (the “Consent Solicitation”).
INVESTORS AND SECURITY HOLDERS OF ANHEUSER-BUSCH ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED BY INBEV WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders will be able to obtain free copies of the Consent Solicitation Statement and any other documents related to the Consent Solicitation that are filed by InBev with the SEC through the website maintained by the SEC at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to InBev’s consent solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9501 or, if a bank or broker, collect at (212) 750-5833.
InBev and certain of its directors and executive officers and other persons may be deemed to be participants (the “Participants”) in the Consent Solicitation. Information regarding the Participants and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary Consent Solicitation Statement filed by InBev with the SEC on Schedule 14A on July 7, 2008, which statement is preliminary and subject to change.